Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HEALTH SCIENCES ACQUISITIONS CORPORATION

Health Sciences Acquisitions Corporation, a corporation duly organized and existing under the laws of the State of Delaware, hereby certifies as follows:

ONE:    The original name of the corporation is “Health Sciences Acquisitions Corporation” and the corporation’s original Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on December 6, 2018.

TWO:    The Amended and Restated Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:

I.

The name of this corporation is Immunovant, Inc. (the “Company”).

II.

The address of the registered office of the Company in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, 19808 and the name of the registered agent of the Company in the State of Delaware at such address is Corporation Service Company.

III.

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).

IV.

A.    The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of capital stock that the Company is authorized to issue is 510,010,000 shares. 500,000,000 shares shall be Common Stock, having a par value per share of $0.0001 (the “Common Stock”). 10,010,000 shares shall be Preferred Stock, having a par value per share of $0.0001 (the “Preferred Stock”), 10,000 shares of which shall be designated as Series A Preferred Stock, having a par value per share of $0.0001 (the “Series A Preferred Stock”), and 10,000,000 shares of which shall be designated as Blank Check Preferred Stock, having a par value per share of $0.0001 (the “Blank Check Preferred Stock”).

B.    The Blank Check Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company (the “Board of Directors”) is hereby expressly authorized to provide for the issue of all or any of the shares of the Blank Check Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then-outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares no longer designated as part of such series shall resume the status of authorized but undesignated shares of Blank Check Preferred Stock and may be designated as shares of another series as provided herein.

C.    The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then-outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Company entitled to vote thereon, without a separate vote of the holders of the Common Stock or the Preferred Stock, or of any series thereof, except to the extent provided in any certificate of designation with respect to any series of Preferred Stock.

D.    Except as provided above, the rights, preferences, privileges, restrictions and other matters relating to the Common Stock and Preferred Stock are as follows:

1.    Liquidation Rights. Except as provided in any certificate of designation with respect to a series of Blank Check Preferred Stock, in the event of a Liquidation Event, the assets of the Company legally available for distribution to stockholders, or consideration payable to the stockholders of the Company, in the case of an Acquisition constituting a Liquidation Event, shall first be distributed to the Series A Preferred Holder(s) (as defined below) in an amount per share equal to $0.01, and then on an equal priority, pro rata basis to the holders of Common Stock and Series A Preferred Stock; provided, however, for the avoidance of doubt, compensation pursuant to any employment, consulting, severance or other compensatory arrangement to be paid to or received by a person who is also a holder of Common Stock does not constitute consideration or a “distribution to stockholders” in respect of the Common Stock. “Acquisition” means (a) any consolidation or merger of the Company with or into any other entity, other than any such consolidation or merger in which the stockholders of the Company immediately prior to such consolidation or merger continue to hold a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary of another entity, the entity that directly or indirectly owns or controls a majority of the voting power of the voting securities or interests of such entity) immediately after such consolidation, merger or reorganization; or (b) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred or issued; provided that an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes. “Liquidation Event” means (i) any sale, lease or exchange of all or substantially all the assets of the Company or Acquisition in which cash or other property is, pursuant to the express terms of such sale, lease or exchange or Acquisition, to be distributed to the stockholders in respect of their shares of capital stock in the Company or (ii) any liquidation, dissolution and winding up of the Company; provided, however, for the avoidance of doubt, compensation pursuant to any employment, consulting, severance or other compensatory arrangement to be paid to or received by a person who is also a holder of Common Stock does not constitute consideration or a “distribution to stockholders” in respect of the Common Stock.

2.    Voting Rights.

a.    Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.

b.    Series A Preferred Stock. Each holder of shares of Series A Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.

c.    Voting Generally. Except as required by law, as provided in a certificate of designation with respect to a series of Blank Check Preferred Stock and with respect to the election of the Series A Preferred Directors (as defined below), the holders of Preferred Stock and Common Stock shall vote together and not as separate series or classes. Except as otherwise required by applicable law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Blank Check Preferred Stock) that relates solely to the terms of the Preferred Stock or one or more outstanding series of Blank Check Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) or applicable law.

d.    Election of Directors. The holders of record of the shares of Series A Preferred Stock (the “Series A Preferred Holder(s)”), exclusively and as a separate class, shall be entitled to elect: (i) four (4) directors of the Company (the “Series A Preferred Directors”), as long as the Series A Preferred Holder(s) hold 50% or more of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors, (ii) three (3) Series A Preferred Directors, as long as the Series A Preferred Holder(s) hold 40% or more but less than 50% of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors, and (iii) two (2) Series A Preferred Directors, as long as the Series A Preferred Holder(s) hold 25% or more but less than 40% of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors. Any Series A Preferred Director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the Series A Preferred Holder(s), given either at a special meeting of the Series A Preferred Holder(s) duly called for that purpose or pursuant to a written consent of the Series A Preferred Holder(s). If the Series A Preferred Holder(s) fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to this paragraph, then any directorship not so filled shall remain vacant until such time as the Series A Preferred Holder(s) elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by the Board of Directors or stockholders of the Company other than the Series A Preferred Holder(s) as provided herein. Except as provided in any certificate of designation with respect to any series of Blank Check Preferred Stock, the holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Preferred Stock), exclusively and voting together as a single class on an as-converted basis, shall be entitled to elect the balance of the total number of directors of the Company. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Section 2(d) of Article IV.D, or in any certificate of designation with respect to any series of Blank Check Preferred Stock, a vacancy in any directorship elected by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Section 2(d) of Article IV.D.

3.    Optional Conversion.

a.    Optional Conversion of the Series A Preferred Stock.

(i)    At the option of the holder thereof, each share of Series A Preferred Stock shall be convertible, at any time or from time to time, into one fully paid and nonassessable share of Common Stock as provided herein.

(ii)    Each Series A Preferred Holder who elects to convert shares of Series A Preferred Stock into shares of Common Stock shall surrender the certificate or certificates therefor (if any), duly endorsed, at the office of the Company or any transfer agent for the Series A Preferred Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Series A Preferred Stock being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted, or, if the shares are uncertificated, immediately prior to the close of business on the date that the holder delivers notice of such conversion to the Company’s transfer agent and the person entitled to receive the shares of Series A Preferred Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at such time.

4.    Automatic Conversion.

a.    Automatic Conversion of the Series A Preferred Stock. Each share of Series A Preferred Stock shall automatically be converted into one fully paid and nonassessable share of Common Stock upon a Transfer (as defined below) of such share of Series A Preferred Stock. Such conversion shall occur automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares (if any) are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred Stock, the Series A Preferred Holder(s) of the Series A Preferred Stock so converted shall surrender the certificates representing such shares (if any) at the office of the Company or any transfer agent for the Common Stock. A “Transfer” of a share of Series A Preferred Stock means any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of Series A Preferred Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, voting control over such share by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Section 4 of Article IV.D:

(i)    a transfer to any parent, subsidiary or affiliate of Roivant Sciences Ltd.;

(ii)    the granting of a revocable proxy to officers or directors of the Company at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders;

(iii)    entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are Series A Preferred Holder(s) that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Company, (B) either has a term not exceeding one year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;

(iv)    the pledge of shares of Series A Preferred Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise exclusive voting control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer”; or

(v)    entering into, or reaching an agreement, arrangement or understanding regarding, a support or similar voting or tender agreement (with or without granting a proxy) in connection with a liquidation, asset transfer or other acquisition transaction that has been approved by the Board of Directors.

b.    Final Conversion. At such time as the Series A Preferred Holder(s) first hold less than 25% of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors, each issued share of Series A Preferred Stock shall automatically, without any further action, convert into one share of Common Stock. Following such conversion, the Company may no longer issue any additional shares of Series A Preferred Stock. Such conversion shall occur automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares (if any) are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred Stock, the holders of Series A Preferred Stock so converted shall surrender the certificates representing such shares (if any) at the office of the Company or any transfer agent for the Common Stock.

c.    Procedures. The Company may, from time to time, establish such policies and procedures relating to the conversion of Series A Preferred Stock to Common Stock and the general administration of this dual class stock structure, including the issuance of stock certificates (or the establishment of book-entry positions) with respect thereto, as it may deem reasonably necessary or advisable, and may from time to time request that holders of shares of Series A Preferred Stock furnish certifications, affidavits or other proof to the Company as it deems necessary to verify the ownership of Series A Preferred Stock and to confirm that a conversion to Common Stock has not occurred. A determination by the Secretary of the Company as to whether a Transfer results in a conversion to Common Stock shall be conclusive and binding.

d.     Immediate Effect. In the event of a conversion of shares of Series A Preferred Stock to shares of Common Stock pursuant to this Section 4 of Article IV.D, such conversion(s) shall be deemed to have been made at the time that the Transfer of shares occurred. Upon any conversion of Series A Preferred Stock to Common Stock, all rights of the Preferred Holder shall cease and the person or persons in whose names or names the certificate or certificates (or book-entry position(s)) representing the shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock.

5.    Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, as applicable, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Series A Preferred Stock, as applicable, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such numbers of shares as shall be sufficient for such purpose.

6.    Series A Preferred Stock Protective Provisions. At any time when shares of Series A Preferred Stock are outstanding, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by law or this Amended and Restated Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the Series A Preferred Holder(s), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation or the Bylaws of the Company in a manner that adversely affects the powers, preferences or rights of the Series A Preferred Stock, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

7.    Waiver. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of a majority of the shares of Series A Preferred Stock then outstanding.

V.

For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.    MANAGEMENT OF BUSINESS. The management of the business and the conduct of the affairs of the Company shall be vested in its Board of Directors. The number of directors which shall constitute the Board of Directors shall be no less than seven (7) and fixed exclusively by resolutions adopted by the Board of Directors, which Board vote must include the affirmative vote of a majority of any Preferred Directors then in office.

B.    TERM AND VOTING POWER OF DIRECTORS. Each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Each director shall be entitled to cast one (1) vote on all matters and resolutions presented to the Board of Directors or any committee thereof on which such director then serves; provided that if, prior to the Effective Time (as defined below), no majority vote can be obtained on any matter or resolution presented to the Board of Directors or any committee thereof on which the chairperson of the Board of Directors then is a member, the chairperson of the Board of Directors shall have a casting vote and be entitled to two (2) votes on any such matter or resolution (such additional vote, the “Casting Vote”). The Casting Vote shall terminate upon the Effective Time.

C.    REMOVAL OF DIRECTORS. Subject to any limitations imposed by applicable law, other than as set forth in Section 2(d) of Article IV.D. above with respect to Series A Preferred Directors, and subject to the rights of any series of Blank Check Preferred Stock to elect additional directors under specified circumstances, any individual director or directors may be removed with or without cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors.

D.    VACANCIES. Subject to any limitations imposed by applicable law and subject to the rights of the holders of the Series A Preferred Stock set forth in Section 2(d) of Article IV.D. above and to the rights of the holders of any series of Blank Check Preferred Stock set forth in any certificate of designation with respect to any series of Blank Check Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence, or the last sentence of Section 2(d) of Article IV.D. above with respect to Series A Preferred Directors, shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

E.    BYLAW AMENDMENTS.

1.    The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Company. Any adoption, amendment or repeal of the Bylaws of the Company by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend, alter or repeal the Bylaws of the Company; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Amended and Restated Certificate of Incorporation, from and after such time as the Company is no longer a “controlled company,” as such term is defined under the rules of the exchange on which the Company’s securities are listed (the “Effective Time”), any adoption, amendment, alteration or repeal of the Bylaws by stockholders shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

2.    The directors of the Company need not be elected by written ballot unless the Bylaws so provide.

3.    From and after the Effective Time, no action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent or electronic transmission, provided that the holder(s) of Series A Preferred Stock may at all times act by written consent or electronic transmission to exercise the right to elect or remove Series A Preferred Directors as set forth in Section 2(d) of Article IV.D. or otherwise act as permitted pursuant to this Amended and Restated Certificate of Incorporation.

4.    Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the Bylaws of the Company.

VI.

A.    The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

B.    To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Company (and any other persons to which applicable law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law.

If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Company shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

C.    Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights or protections or increase the liability of any director under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (A) any derivative action or proceeding brought on behalf of the Company; (B) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company or any stockholder to the Company or the Company’s stockholders; (C) any action or proceeding asserting a claim against the Company or any current or former director, officer or other employee of the Company or any stockholder arising pursuant to any provision of the DGCL, this Amended and Restated Certificate of Incorporation or the Bylaws of the Company (as each may be amended from time to time); (D) any action or proceeding to interpret, apply, enforce or determine the validity of this Amended and Restated Certificate of Incorporation or the Bylaws of the Company (including any right, obligation or remedy thereunder); (E) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; (F) any action asserting a claim against the Company or any director, officer or other employee of the Company or any stockholder, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This paragraph shall not apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

In addition, to the fullest extent permitted by law, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision.

Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and to have consented to the provisions of this Article VII.

VIII.

A.    The Company hereby expressly elects not to be governed by Section 203 of the DGCL.

B.    The Company reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B of this Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

C.    Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of applicable law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the capital stock of the Company required by law or by this Amended and Restated Certificate of Incorporation or any certificate of designation filed with respect to a series of Blank Check Preferred Stock, from and after the Effective Time, any amendment, alteration or repeal of, or the adoption of any provision inconsistent with, Articles V, VI, VII and VIII, shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

* * * *

THREE:    This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of the Company.

FOUR:    This Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of the Company in accordance with Section 228 of the DGCL. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL.

* * * *

The undersigned has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer on December 18, 2019.

HEALTH SCIENCES ACQUISITIONS CORPORATION

By:	/s/ Roderick Wong
Name:	Roderick Wong, M.D.
Title:	Director

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